UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2021

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Sotrovimab (VIR-7831) Emergency Use Authorization

On May 26, 2021, Vir Biotechnology, Inc. (the “Company”) and GlaxoSmithKline plc (“GSK”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) granted an Emergency Use Authorization (“EUA”) for sotrovimab (previously VIR-7831), an investigational single-dose monoclonal antibody, for the treatment of mild-to-moderate COVID-19 in adults and pediatric patients (12 years of age and older weighing at least 40 kg) with positive results of direct SARS-CoV-2 viral testing, and who are at high risk for progression to severe COVID-19, including hospitalization or death.

Sotrovimab has been granted an EUA by the FDA to facilitate the availability and use of this investigational monoclonal antibody for the treatment of COVID-19 in the United States while the pandemic remains a public health emergency. Sotrovimab is continuing to be studied in ongoing clinical trials. An analysis of safety and efficacy data at day 29 for the full population from the COMET-ICE trial is expected as early as the first half of 2021. GSK and the Company plan to submit a Biologics License Application to the FDA in the second half of 2021.

The EUA was granted to sotrovimab based on an interim analysis of efficacy and safety data from the Phase 3 COMET-ICE (COVID-19 Monoclonal antibody Efficacy Trial – Intent to Care Early) trial in high-risk adult outpatients, which was stopped early by an independent data monitoring committee in March 2021 due to evidence of profound clinical efficacy. As previously announced, interim study results demonstrated an 85% (p=0.002) reduction in hospitalization for more than 24 hours or death in those receiving sotrovimab compared to placebo, the primary endpoint of the trial. The most common adverse events observed in the sotrovimab treatment group in COMET-ICE were rash (2%) and diarrhea (1%), all of which were Grade 1 (mild) or Grade 2 (moderate). No other treatment-emergent adverse events were reported at a higher rate with sotrovimab compared to placebo. The EUA includes a warning for hypersensitivity including anaphylaxis and infusion-related reactions.

Sotrovimab targets a conserved epitope of the spike protein that is less likely to mutate over time. The EUA submission also included data from published in vitro studies, which demonstrated that sotrovimab maintains activity against all known circulating variants of concern, including the variants from Brazil (P.1), California (B.1.427/B.1.429), India (B.1.617), New York (B.1.526), South Africa (B.1.351) and the UK (B.1.1.7). GSK and the Company will continue to evaluate the ability of sotrovimab to maintain activity against new and emerging variants. The clinical impact of these in vitro variant data is not yet known. Data collection and analysis is still ongoing. GSK and the Company are working to make sotrovimab available to U.S. patients in the coming weeks with the intent that all appropriate patients will have access to it, with little to no out-of-pocket costs. GSK and the Company are actively working with government agencies around the world to make sotrovimab available to patients in need of treatment.

A copy of the press release is attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Updated Corporate Presentation

On May 26, 2021, the Company posted an updated corporate presentation to its website. A copy of the presentation is attached as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “plan,” “potential,” “aim,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements regarding the timing and availability of sotrovimab to providers and patients, the timing and availability of clinical data, program updates and data disclosures related to sotrovimab, the ability of sotrovimab and VIR-7832 to treat and/or prevent COVID-19, the potential of sotrovimab in the hospitalized population, the ability of sotrovimab to neutralize the SARS-CoV-2 live virus, the ability of sotrovimab to maintain activity against all known variants of concern, including the variant from India, and other potential pandemics, statements related to the planned full analysis of the COMET-ICE trial, and statements related to regulatory authorizations and approvals, including plans and discussions with the FDA, EMA and other global regulators. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, challenges in the treatment of hospitalized patients, difficulties in collaborating with other companies or government agencies, challenges in accessing manufacturing capacity, successful development and/or commercialization of alternative product candidates by the

Company’s competitors, changes in expected or existing competition, delays in or disruptions to the Company’s business or clinical trials due to the COVID-19 pandemic, geopolitical changes or other external factors, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company and GSK, dated May 26, 2021.

99.2	Presentation, dated May 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: May 27, 2021	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer